Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
FOURTH QUARTER AND FULL YEAR RESULTS
Fourth Quarter Results
•Net income available to RGA shareholders of $2.22 per diluted share
•Adjusted operating income of $4.99 per diluted share
•Deployed capital of $250 million into in-force block transactions

Full Year Results
•Net income available to RGA shareholders of $10.73 per diluted share
•Adjusted operating income of $20.06 per diluted share
•Adjusted operating income, excluding notable items of $22.57 per diluted share
•ROE of 7.1%, adjusted operating ROE of 13.8%, adjusted operating ROE, excluding notable items of 15.4% for the trailing twelve months
•Deployed capital of $1,676 million into in-force block transactions
•Increased value of in-force business margins by $4.6 billion, or 13.9%, in the year to $37.6 billion

ST. LOUIS, February 6, 2025 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported fourth quarter net income available to RGA shareholders of $148 million, or $2.22 per diluted share, compared with $158 million, or $2.37 per diluted share, in the prior-year quarter. Adjusted operating income and adjusted operating income, excluding notable items for the fourth quarter totaled $334 million, or $4.99 per diluted share, compared with $316 million, or $4.73 per diluted share, the year before. Net foreign currency fluctuations had a favorable effect of $0.07 per diluted share on net income available to RGA shareholders, and $0.09 per diluted share on adjusted operating income, both as compared with the prior year.

Full year net income available to RGA shareholders totaled $717 million, or $10.73 per diluted share, compared with $902 million, or $13.44 per diluted share the year before. Adjusted operating income for the full year totaled $1,342 million, or $20.06 per diluted share, compared with $1,334 million, or $19.88 per diluted share the year before. Adjusted operating income, excluding notable items for the full year totaled $1,510 million, or $22.57 per diluted share, compared with $1,334 million, or $19.88 per diluted share the year before. Net foreign currency fluctuations had a favorable effect of $0.18 per diluted share on net income available to RGA shareholders, and $0.06 per diluted share on adjusted operating income, both as compared with the year before.

Tony Cheng, President and Chief Executive Officer, commented, “The fourth quarter capped off a tremendous year, as we delivered record annual operating earnings, with many achievements across our organization. In the quarter, we continued to see strong momentum in organic business activity in the traditional business, and our in-force transactions were solid, with $250 million of capital deployed. This brought our full-year capital deployment into in-force transactions to $1,676 million, a record for RGA and an increase of approximately 80% over the previous record in 2023. Equally strong was the record expected future value from new business written during the year, with a significant amount coming from exclusive opportunities.

“Our balance sheet remains strong, and we ended the quarter with deployable capital of $1.7 billion. Based on favorable business conditions and RGA’s global leadership position, we remain optimistic about the future and expect to continue to deliver attractive financial results over time. In that respect, I am delighted to report that we have increased our intermediate term financial targets, including raising our adjusted operating ROE target to 13% to 15%, to reflect the expectation of continued strong fundamentals of our business for the foreseeable future.”

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2024	2023	2024	2023
Net premiums	$4,156	$4,108	$17,843	$15,085
Net income available to RGA shareholders	148	158	717	902
Net income available to RGA shareholders per diluted share	2.22	2.37	10.73	13.44
Adjusted operating income	334	316	1,342	1,334
Adjusted operating income, excluding notable items	334	316	1,510	1,334
Adjusted operating income per diluted share	4.99	4.73	20.06	19.88
Adjusted operating income, excluding notable items per diluted share	4.99	4.73	22.57	19.88
Book value per share	164.19	138.39
Book value per share, excluding accumulated other comprehensive income (AOCI)	151.31	144.01
Book value per share, excluding AOCI and B36	151.97	146.07
Total assets	118,675	97,623

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

In the fourth quarter, consolidated net premiums totaled $4.2 billion, an increase of 1.2% over the 2023 fourth quarter, with an adverse net foreign currency effect of $15 million. Net premiums for the quarter included a contribution of approximately $150 million from a single premium pension risk transfer, compared with approximately $500 million in the prior year quarter, both of which are in the U.S. Financial Solutions business. For the full year, net premiums totaled $17.8 billion, an increase of 18.3% from 2023, with an adverse net foreign currency effect of $59 million. Net premiums for the full year included a contribution of approximately $2.9 billion from single premium pension risk transfers, compared with approximately $1.5 billion in the prior year.

Compared with the year-ago period, excluding spread-based businesses, fourth quarter investment income increased 9.3%, primarily due to higher average invested assets. For the full year, investment income, excluding spread-based businesses, increased 10.4%, reflecting higher average invested assets. Average investment yield decreased to 4.83% in the fourth quarter, compared with 4.86% in the prior-year period, reflecting higher investment expenses and lower variable investment income, partially offset by the favorable impacts from new money rates exceeding portfolio yields. For the full year, average investment yield increased to 4.82% compared with the prior-year period of 4.68% due to higher new money rates relative to the existing portfolio yields at the time.

The effective tax rate for the quarter was 33.6% on pre-tax income, above the expected range of 24% to 25%, primarily due to non-cash tax expense on a restructuring transaction that occurred in the quarter and income earned in non-U.S. jurisdictions. The increase was partially offset with a release of valuation allowances in non-U.S. jurisdictions. The effective tax rate for the full year was 26.3% on pre-tax income, above the expected range of 24% to 25%, primarily due to non-cash tax expense on a legal entity restructuring that occurred in the fourth quarter and income earned in non-U.S. jurisdictions. The increase was partially offset with a release of valuation allowances in non-U.S. jurisdictions.

The effective tax rate for the quarter was 22.5% on adjusted operating income before taxes, below the expected range of 24% to 25%, primarily related to a release of valuation allowances in non-U.S. jurisdictions, partially offset by income earned in non-U.S. jurisdictions with tax rates higher than the U.S. The effective tax rate for the full year was 23.4% on adjusted operating income before taxes, below the expected range of 24% to 25%, primarily related to a release of valuation allowances in non-U.S. jurisdictions, partially offset by income earned in non-U.S. jurisdictions with tax rates higher than the U.S.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$2,046	$1,912	$7,500	$7,023
Adjusted operating income before taxes	151	25	525	313
Adjusted operating income before taxes, excluding notable items	151	25	578	330

Quarterly Results
•Results reflected favorable impacts of in-force management actions, partially offset by unfavorable Group experience.

Full Year Results
•Results reflected $30 million of favorable impacts from the annual actuarial assumption review and $83 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results reflected favorable impacts of in-force management actions and favorable Individual Health results.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Adjusted operating income before taxes	76	101	326	451
Adjusted operating income before taxes, excluding notable items	76	101	326	429

Quarterly Results

•Results were below the expected range due to the continued runoff of existing annuity business and the earnings emergence from new transactions.

Full Year Results
•Results were below the expected range due to the continued runoff of existing annuity business and the earnings emergence from new transactions.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$333	$311	$1,291	$1,215
Adjusted operating income before taxes	32	20	134	91
Adjusted operating income before taxes, excluding notable items	32	20	129	104

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $10 million for the quarter and $20 million for the full year.

Quarterly Results
•Results reflect unfavorable Individual Life claims experience, mostly offset by favorable experience in Group business.
•Foreign currency exchange rates had an adverse effect of $1 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $30 million of favorable impacts from the annual actuarial assumption review and $25 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results were in line with expectations.
•Foreign currency exchange rates had an adverse effect of $2 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Adjusted operating income before taxes	8	6	26	52
Adjusted operating income before taxes, excluding notable items	8	6	26	30

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Full Year Results

•Results were in line with expectations.
•Foreign currency exchange rates had an adverse effect of $1 million on adjusted operating income before taxes.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$488	$461	$2,002	$1,775
Adjusted operating income (loss) before taxes	11	8	30	(20)
Adjusted operating income before taxes, excluding notable items	11	8	70	27

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $8 million for the quarter and $28 million for the full year.

Quarterly Results
•Results reflected unfavorable claims experience, partially offset by higher fee income related to a treaty recapture.
•Foreign currency exchange rates had a favorable effect of $2 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $25 million of unfavorable impacts from the annual actuarial assumption review and $15 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results reflected unfavorable claims experience, partially offset by higher fee income related to a treaty recapture and the positive impacts from new business.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Adjusted operating income before taxes	96	112	345	355
Adjusted operating income before taxes, excluding notable items	96	112	347	321

Quarterly Results
•Results reflected the impact of strong new business in recent periods, favorable longevity experience, and higher investment margins.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Full Year Results

•Results reflected $2 million of unfavorable impacts from assumption updates, which are reflected as notable items.
•Excluding notable items, results reflected the impact of strong new business in recent periods and favorable longevity experience.
•Foreign currency exchange rates had a favorable effect of $6 million on adjusted operating income before taxes.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$834	$709	$3,014	$2,785
Adjusted operating income before taxes	63	71	282	373
Adjusted operating income before taxes, excluding notable items	63	71	377	371

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $9 million for the quarter and $59 million for the full year.

Quarterly Results
•Results reflected unfavorable claims and other experience. However, economic claims experience was favorable for the quarter.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $82 million of unfavorable impacts from the annual actuarial assumption review and $13 million of unfavorable impacts from the change in policy retention limit, both of which are reflected as notable items.
•Excluding notable items, results reflected the benefit of in-force management actions and favorable overall experience.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Net premiums	$66	$47	$224	$218
Adjusted operating income before taxes	65	66	255	212
Adjusted operating income before taxes, excluding notable items	65	66	264	212

Quarterly Results
•Results reflected favorable overall experience, partially offset by lower variable investment income.

•Foreign currency exchange rates had a favorable effect of $6 million on adjusted operating income before taxes.

Full Year Results
•Results reflected $9 million of unfavorable impacts from assumption changes, which are reflected as notable items.
•Excluding notable items, results reflected favorable overall experience, partially offset by lower variable investment income.
•Foreign currency exchange rates had a favorable effect of $1 million on adjusted operating income before taxes.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2024	2023	2024	2023
Adjusted operating income (loss) before taxes	(71)	(23)	(171)	(128)
Adjusted operating income (loss) before taxes, excluding notable items	(71)	(23)	(171)	(128)

Quarterly Results
•Results were unfavorable compared to the expected quarterly average run rate due to higher general expenses, primarily related to projects, initiatives, and incentive compensation accrual true-up, and higher financing costs.

Full Year Results
•Results were unfavorable due to higher general expenses, primarily related to projects, initiatives, and incentive compensation, and higher financing costs, partially offset by favorable investment income.

Intermediate Financial Targets

We have updated our intermediate term financial targets, including raising our adjusted operating ROE target to 13% to 15%, and current run rates to better reflect our expectations going forward due to the growth in our business. Additional information about updated financial targets is included in the earnings presentation posted to our website.

Dividend Declaration

Effective February 4, 2025, the board of directors declared a regular quarterly dividend of $0.89, payable March 4, 2025, to shareholders of record as of February 18, 2025.

Earnings Conference Call

A conference call to discuss fourth quarter results will begin at 10 a.m. Eastern Time on Friday, February 7, 2025. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA's Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio.

Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of our operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of certain embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;
•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations as such items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and will be presented in our financial statement footnotes beginning with the Company’s annual report on Form 10-K to be filed for the fiscal year ended December 31, 2024 in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.
3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.
4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on its investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
•Shareholders’ average equity position excluding AOCI, B36 and notable items.
5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:

Value of In-force Business Margins is an operating measure reflecting:
•Expected underwriting margin1, which is derived from the estimated cash flows used to determine LDTI reserves. This amount is calculated using the locked-in LDTI liability discount rates.
•Expected investment margin, which (i) for LDTI products, values derived from the difference between using the expected book yields2 and locked-in LDTI liability discount rates and (ii) for Interest-sensitive products, values calculated using expected investment spread2 and expected duration of treaty.
•Expected fee income, which comes primarily from capital solutions products, is calculated as the present value of expected fees.

Such measure excludes management expenses, impact of capital, and taxes.
These values are based on the Company’s current estimates and assumptions and could materially change.
1 Represents the expected difference, based on current assumptions, between the present value of premiums and present value of claim benefits and treaty allowances, with:
•Present value of premiums is the present value of expected gross premiums plus Deferred Profit Liability (DPL);
•Present value of claim benefits is the present value of expected claim payments less Liability for Future Policy Benefits (LFPB) (before zero floor is applied); and
•Present value of treaty allowances is the present value of future allowances plus related Deferred Acquisition Costs (DAC).
2 Expected book yields are based on 2024 actual portfolio book yields adjusted for longer-term VII expectations. Investment spread is the difference between expected book yields and interest credited expense.

Cohort Definitions:
•Uncapped (profitable) cohorts: cohorts with a net premium ratio under 100%
•Capped (loss) cohorts: cohorts with a net premium ratio equal to or greater than 100%
•Floored cohorts: cohorts with reserves floored at zero as reserves cannot be negative

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is today one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $3.9 trillion of life reinsurance in force and assets of $118.7 billion as of December 31, 2024. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,”

“continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) adverse changes in mortality, morbidity, lapsation, or claims experience, (2) inadequate risk analysis and underwriting, (3) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital, and cost of capital, (4) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (5) the availability and cost of collateral necessary for regulatory reserves and capital, (6) requirements to post collateral or make payments due to declines in the market value of assets subject to the Company’s collateral arrangements, (7) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (8) the effect of the Company parent’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, (9) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (10) the impairment of other financial institutions and its effect on the Company’s business, (11) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (12) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities that in turn could affect regulatory capital, (13) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (14) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (15) the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of U.S. sovereign debt and the credit ratings thereof, (17) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers, and others, (18) financial performance of the Company’s clients, (19) the threat of natural disasters, catastrophes, terrorist attacks, pandemics, epidemics, or other major public health issues anywhere in the world where the Company or its clients do business, (20) competitive factors and competitors’ responses to the Company’s initiatives, (21) development and introduction of new products and distribution opportunities, (22) execution of the Company’s entry into new markets, (23) integration of acquired blocks of business and entities, (24) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems, (25) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions, (26) the adequacy of reserves, resources, and accurate information relating to settlements, awards, and terminated and discontinued lines of business, (27) changes in laws, regulations, and accounting standards applicable to the Company or its business, including Long-Duration Targeted Improvement accounting changes, and (28) other risks and uncertainties described in this document and in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as may be supplemented by Item 1A - “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in our other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended December 31,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$148	$2.22	$158	$2.37
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	300	4.48	(14)	(0.22)
Market risk benefits remeasurement (gains) losses	(26)	(0.39)	22	0.33
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	4	0.06	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	(99)	(1.48)	143	2.14
Included in interest credited	(2)	(0.03)	4	0.06
Investment (income) loss on unit-linked variable annuities	1	0.01	(2)	(0.03)
Interest credited on unit-linked variable annuities	(1)	(0.01)	2	0.03
Interest expense on uncertain tax positions	1	0.01	(1)	(0.01)
Other (1)	(16)	(0.24)	23	0.34
Uncertain tax positions and other tax related items	22	0.33	(19)	(0.28)
Net income attributable to noncontrolling interest	2	0.03	2	0.03
Adjusted operating income	334	4.99	316	4.73
Notable items	—	—	—	—
Adjusted operating income, excluding notable items	$334	$4.99	$316	$4.73

(Unaudited)	Twelve Months Ended December 31,
	2024		2023
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$717	$10.73	$902	$13.44
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	706	10.56	280	4.18
Market risk benefits remeasurement (gains) losses	(35)	(0.52)	(8)	(0.12)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	2	0.03	(4)	(0.06)
Embedded derivatives:
Included in investment related gains/losses, net	(92)	(1.38)	129	1.92
Included in interest credited	12	0.18	(5)	(0.07)
Investment (income) loss on unit-linked variable annuities	2	0.03	1	0.01
Interest credited on unit-linked variable annuities	(2)	(0.03)	(1)	(0.01)
Interest expense on uncertain tax positions	1	0.01	—	—
Other (1)	13	0.19	29	0.43
Uncertain tax positions and other tax related items	11	0.16	4	0.06
Net income attributable to noncontrolling interest	7	0.10	7	0.10
Adjusted operating income	1,342	20.06	1,334	19.88
Notable items	168	2.51	—	—
Adjusted operating income, excluding notable items	$1,510	$22.57	$1,334	$19.88
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended December 31, 2024			Twelve Months Ended December 31, 2024
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$225	$75	33.6%	$980	$256	26.3%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	380	80		897	191
Market risk benefits remeasurement (gains) losses	(32)	(6)		(44)	(9)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	6	2		3	1
Embedded derivatives:
Included in investment related gains/losses, net	(125)	(26)		(116)	(24)
Included in interest credited	(3)	(1)		15	3
Investment (income) loss on unit-linked variable annuities	2	1		3	1
Interest credited on unit-linked variable annuities	(2)	(1)		(3)	(1)
Interest expense on uncertain tax positions	1	—		1	—
Other (2)	(21)	(5)		16	3
Uncertain tax positions and other tax related items	—	(22)		—	(11)
Adjusted operating income	431	97	22.5%	1,752	410	23.4%
Notable items	—	—		194	26
Adjusted operating income, excluding notable items	$431	$97		$1,946	$436
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,
	2024	2023
Income before income taxes	$225	$164
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	380	(18)
Market risk benefits remeasurement (gains) losses	(32)	28
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	6	(3)
Embedded derivatives:
Included in investment related gains/losses, net	(125)	181
Included in interest credited	(3)	5
Investment (income) loss on unit-linked variable annuities	2	(3)
Interest credited on unit-linked variable annuities	(2)	3
Interest expense on uncertain tax positions	1	(1)
Other (1)	(21)	30
Pre-tax adjusted operating income	431	386
Notable items	—	—
Pre-tax adjusted operating income, excluding notable items	$431	$386

(Unaudited)	Twelve Months Ended December 31,
	2024	2023
Income before income taxes	$980	$1,160
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	897	360
Market risk benefits remeasurement (gains) losses	(44)	(10)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	3	(5)
Embedded derivatives:
Included in investment related gains/losses, net	(116)	163
Included in interest credited	15	(6)
Investment (income) loss on unit-linked variable annuities	3	1
Interest credited on unit-linked variable annuities	(3)	(1)
Interest expense on uncertain tax positions	1	—
Other (1)	16	37
Pre-tax adjusted operating income	1,752	1,699
Notable items	194	(3)
Pre-tax adjusted operating income, excluding notable items	$1,946	$1,696
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Earnings per share from net income (loss):
Basic earnings per share	$2.26	$2.40	$10.90	$13.60
Diluted earnings per share	$2.22	$2.37	$10.73	$13.44

Diluted earnings per share from adjusted operating income	$4.99	$4.73	$20.06	$19.88
Weighted average number of common and common equivalent shares outstanding	66,982	66,721	66,880	67,117

(Unaudited)	At December 31,
	2024	2023
Treasury shares	19,439	19,690
Common shares outstanding	65,872	65,621
Book value per share outstanding	$164.19	$138.39
Book value per share outstanding, before impact of AOCI	$151.31	$144.01

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At December 31,
	2024	2023
Book value per share outstanding	$164.19	$138.39
Less effect of AOCI:
Accumulated currency translation adjustment	(0.27)	1.04
Unrealized (depreciation) appreciation of securities	(68.73)	(55.88)
Effect of updating discount rates on future policy benefits	82.16	49.62
Change in instrument-specific credit risk for market risk benefits	0.03	0.05
Pension and postretirement benefits	(0.31)	(0.45)
Book value per share outstanding, before impact of AOCI	151.31	144.01
Less effect of B36 derivatives	(0.66)	(2.06)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$151.97	$146.07

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended December 31, 2024:	Average Equity
Shareholders' average equity	$10,045
Less effect of AOCI:
Accumulated currency translation adjustment	60
Unrealized (depreciation) appreciation of securities	(3,950)
Effect of updating discount rates on future policy benefits	4,234
Change in instrument-specific credit risk for market risk benefits	4
Pension and postretirement benefits	(27)
Shareholders' average equity, excluding AOCI	9,724
Year-to-date notable items, net of tax	67
Shareholders' average equity, excluding AOCI and notable items	$9,791

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended December 31, 2024:	Income
Net income available to RGA shareholders	$717	7.1%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	687
Change in fair value of embedded derivatives	(80)
Tax expense on uncertain tax positions and other tax related items	11
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,342	13.8%
Notable items after tax	168
Adjusted operating income, excluding notable items	$1,510	15.4%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenues:
Net premiums	$4,156	$4,108	$17,843	$15,085
Investment income, net of related expenses	1,185	956	4,416	3,591
Investment related gains (losses), net	(247)	(155)	(745)	(481)
Other revenue	147	98	593	372
Total revenues	5,241	5,007	22,107	18,567
Benefits and expenses:
Claims and other policy benefits	3,943	3,837	16,903	13,872
Future policy benefits remeasurement (gains) losses	(69)	33	(32)	(62)
Market risk benefits remeasurement (gains) losses	(32)	28	(44)	(10)
Interest credited	292	217	1,087	864
Policy acquisition costs and other insurance expenses	411	369	1,641	1,397
Other operating expenses	385	290	1,268	1,089
Interest expense	86	69	304	257
Total benefits and expenses	5,016	4,843	21,127	17,407
Income before income taxes	225	164	980	1,160
Provision for income taxes	75	4	256	251
Net income	150	160	724	909
Net income attributable to noncontrolling interest	2	2	7	7
Net income available to RGA shareholders	$148	$158	$717	$902
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